Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II Trust for Tradr 1.75X Long FXI Monthly ETF, Tradr 2X Long IWM Monthly ETF, Tradr 2X Long XLK Monthly ETF, Tradr 2X Long XLF Monthly ETF, Tradr 1X Short SPY Monthly ETF, Tradr 2X SPY Monthly ETF, Tradr 1X Short Innovation 100 Monthly ETF and Tradr 2X Short Innovation 100 Monthly ETF and to the use of our report dated May 30, 2025 on the financial statements and financial highlights of Tradr 2X Long SPY Quarterly ETF, Tradr 2X Long Innovation 100 Monthly ETF (formerly Tradr 2X Long Triple Q Monthly ETF) and Tradr 2X Long Innovation 100 Quarterly ETF (formerly Tradr 2X Long Triple Q Quarterly ETF), each a series of Investment Manager Series Trust II, appearing in Form N-CSR for the year ended March 31, 2025 which are incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

July 28, 2025